NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the following securities issued by Global X Funds (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Global X Waste Management ETF (suspended: 2/17/2012) symbol: WSTE

Global X Farming ETF (suspended: 2/17/2012) symbol: BARN

Global X Food ETF (suspended: 2/17/2012) symbol: EATX

Global X Russell Emerging Markets Growth ETF (suspended: 2/17/2012) symbol: EMGX

Global X Russell Emerging Markets Value ETF (suspended: 2/17/2012) symbol: EMVX

Global X Fishing Industry ETF (suspended: 2/17/2012) symbol: FISN

Global X Mexico Small-Cap ETF (suspended: 2/17/2012) symbol: MEXS

Global X Oil Equities ETF (suspended: 2/17/2012) symbol: XOIL

Global X Aluminum ETF (suspended: 10/19/2012) symbol: ALUM

Global X Auto ETF (suspended: 10/19/2012) symbol: VROM

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the issuer has liquidated the securities listed above. Accordingly, trading in each issue was suspended before the opening on the dates specified above.